EXHIBIT 11
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              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
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                                                Three Months      Three Months
                                                   Ended             Ended
                                               March 31, 2003    March 31, 2002
                                                ------------      ------------

Net Income                                      $    327,633           236,434
                                                ============      ============

Weighted average shares outstanding
  for basic EPS computation                          774,312           861,063

Reduction for common shares not yet
  released by Employee Stock Ownership Plan          (40,162)          (53,961)
                                                ------------      ------------

Total weighted average common shares
  outstanding for basic computation                  734,150           807,102
                                                ============      ============

Basic earnings per share                        $       0.45      $       0.29
                                                ============      ============

Total weighted average common shares
  outstanding for basic computation                  734,150           807,102

Common stock equivalents due to
  dilutive effect of stock options                    63,855            21,906
                                                ------------      ------------

Total weighted average common shares and
  equivalents outstanding for diluted
  computation                                        798,005           829,008
                                                ============      ============

Diluted earnings per share                      $       0.41      $       0.29
                                                ============      ============